Exhibit 10.28

Schedule of Named Executive Officers Party to

Change in Control Employment Agreement (BE4 and Higher Version)

(As of December 31, 2009)

Ralph W. Babb, Jr., Chairman, President and Chief Executive Officer (agreement dated as of December 14, 2008)

Elizabeth S. Acton, Executive Vice President and Chief Financial Officer (agreement dated as of December 18, 2008)

Joseph J. Buttigieg, III, Vice Chairman (agreement dated as of December 18, 2008)

Mary Constance Beck, Executive Vice President, Retail Bank (agreement dated as of December 18, 2008)

Curtis C. Farmer, Executive Vice President, Wealth and Institutional Management (agreement dated as of December 18, 2008)